UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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EVERSPIN TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVITATION TO 2018 ANNUAL MEETING OF STOCKHOLDERS

DATE: Monday, May 21, 2018

TIME: 5:00 p.m. MDT

PLACE: Everspin Technologies, Inc.’s Corporate Headquarters
5670 W. Chandler Blvd, Suite 100, Chandler, Arizona 85226

April 9, 2018

Dear Stockholders:

Please join us at the Annual Meeting of Stockholders of Everspin Technologies, Inc. on May 21, 2018. At the annual meeting, we will ask you to:

(i) elect the Board of Directors’ nominees Lawrence G. Finch, Ron Foster, Michael B. Gustafson, Peter Hébert, Stephen J. Socolof, Geoffrey R. Tate and myself as directors of Everspin to serve until the next annual meeting and their successors are duly elected and qualified;

(ii) ratify the selection by the audit committee and the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018;

(iii) approve the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan, which is being amended and restated as described in the attached proxy statement; and

(iv) conduct any other business properly brought before the meeting.

Whether or not you are able to attend the annual meeting in person, it is important that your shares be represented. We have provided in the accompanying proxy statement instructions on how to vote your shares. Please vote as soon as possible.

Sincerely yours,

/s/ Kevin Conley

Kevin Conley
President and Chief Executive Officer

EVERSPIN TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2018

To the Stockholders of Everspin Technologies, Inc.:

The annual meeting of stockholders of Everspin Technologies, Inc. will be held at our corporate headquarters located at 5670 W. Chandler Blvd, Suite 100, Chandler, Arizona 85226, on Monday, May 21, 2018, at 5:00 p.m., local time, for the following purposes:

1. To elect the seven nominees for director named in the proxy statement accompanying this notice to serve until the next annual meeting and their successors are duly elected and qualified.

2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

3. To approve the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan, which is being amended and restated as described in the attached proxy statement.

4. To conduct any other business properly brought before the annual meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting was March 26, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Jeffrey Winzeler
Jeffrey Winzeler
Chief Financial Officer and Secretary

Chandler, Arizona

April 9, 2018

IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE OVER THE TELEPHONE OR ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, OR, IF YOU REQUESTED AND RECEIVED A PRINTED COPY OF THIS PROXY STATEMENT, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE OR VOTE OVER THE TELEPHONE OR ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

THANK YOU FOR ACTING PROMPTLY.

EVERSPIN TECHNOLOGIES, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are these materials being made available to me?

Everspin Technologies, Inc. is making these proxy materials available to you because our Board of Directors is soliciting your proxy to vote at our 2018 annual meeting of stockholders, including at any adjournments or postponements of the annual meeting. The annual meeting will be held on Monday, May 21, 2018, at 5:00 p.m., local time at our corporate headquarters located at 5670 W. Chandler Blvd, Suite 100, Chandler, Arizona 85224. Directions to the annual meeting may be found on our website at www.everspin.com. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy on the internet or by telephone. Alternatively, if you requested and received a printed copy of these materials by mail, you may also complete, sign and return the accompanying proxy card.

Why did I receive a notice in the mail regarding the availability of proxy materials on the internet?

We are pleased to take advantage of rules of the Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 10, 2018. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Will I receive any other proxy materials by mail?

We may (but are not required to) send you a proxy card, along with a second Notice, on or after April 20, 2018.

What am I voting on?

There are three matters scheduled for a vote:

•                  Proposal 1, to elect the seven nominees for director named in Proposal 1;

•                  Proposal 2, to ratify the selection by the audit committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and

•                  Proposal 3, to approve the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan, which is being amended and restated as described in Proposal 3 below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 26, 2018, will be entitled to vote at the annual meeting. On this record date, there were 16,648,721 shares of our common stock outstanding and entitled to vote.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are present at the annual meeting or represented by proxy. At the close of business on the record date for the annual meeting, there were 16,648,721 shares outstanding and entitled to vote. Thus 8,324,361 shares must be present at the annual meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting. If there is no quorum, either the chairman of the annual meeting or a majority of the votes present at the meeting or represented by proxy may adjourn the annual meeting to another date.

Am I a stockholder of record?

If at the close of business on March 26, 2018, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are a stockholder of record.

What if my Everspin shares are not registered directly in my name but are held in street name?

If at the close of business on March 26, 2018, your shares were held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the broker, bank or other nominee on how to vote the shares in your account.

If your shares are held in “street name” through a broker, certain rules applicable to brokers will affect how your shares are voted in connection with the election of directors. If you do not provide your broker with instructions on how to vote your shares, your broker may not vote your shares except in connection with routine matters. The election of directors is not considered to be a routine matter and your broker will not be able to vote on the election of directors without your instructions. Accordingly, if your broker sends a request for instructions on how to vote, you are requested to provide those instructions to your broker so that your vote can be counted. If you do not instruct your broker as to how to vote your shares with respect to the ratification of our independent registered public accounting firm, this is a routine matter and your broker will be able to vote your shares with respect to this matter.

If I am a stockholder of record of Everspin shares, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy by telephone or over the internet. To vote by proxy on the internet, go to www.proxyvote.com to complete an electronic proxy card. To vote by proxy by telephone, dial the toll-free number shown on the Notice and follow the recorded instructions. Alternatively, if you request and receive a proxy card, you may complete, sign and return the proxy card using the envelope that will be provided with the proxy card. If you vote by proxy over the phone or the internet, you will be asked to provide the control number from the Notice. If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on May 20, 2018, to be counted.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.

If I am a beneficial owner of Everspin shares, how do I vote?

If you are a beneficial owner of shares held in street name, you should have received the Notice from the broker, bank or other nominee that is the record owner of your shares rather than from us. Beneficial owners that received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions to the broker, bank or other nominee or to request that a printed copy of these materials be mailed to them. If you are a beneficial owner of shares held in street name and you have requested hard copies of the proxy statement, you should have received the proxy statement and a voting instruction card from the broker, bank or other nominee that is the record owner of your shares, and follow the instructions on the voting instruction card. For a beneficial owner to vote in person at the annual meeting, you must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker, bank or other nominee or contact them.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on March 26, 2018.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on March 26, 2018, your shares were held, not in your name, but in “street name,” only your broker will be able to vote your shares. A “broker non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular “non-routine” proposal, including the election of directors and the approval of the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan, because the broker or nominee does not have discretionary voting power with respect to these proposals and has not received instructions with respect to these proposals from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted with respect to “non-routine” proposals. Proposal 2 constitutes a “routine” management proposal and thus if you do not give your broker or nominee specific instructions, your broker or nominee will nevertheless have the authority to vote your shares with respect to this proposal; however, your broker or nominee will not have the authority to vote your shares with respect to Proposal 1 and Proposal 3, which are “non-routine” proposals.

How many votes are needed to approve each proposal?

The requisite number of votes to approve the three proposals are as follows:

•                  For the election of directors, Proposal 1, the seven nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome;

•                  To be approved, Proposal 2, the ratification of the selection of Ernst & Young LLP, must receive “For” votes from a majority of the shares present in person or by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes (of which none are expected) will have no effect on the outcome of the vote; and

•                  To be approved, Proposal 3, to approve the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan, which is being amended and restated as described in Proposal 3 below, must receive “For” votes from a majority of the shares present in person or by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the proposal to ratify the selection of Ernst & Young LLP and the proposal to approve the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2 and Proposal 3, and will have the same effect as an “Against” vote. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What if I vote by proxy but do not make specific choices?

If you complete the proxy voting procedures, but do not specify how you want to vote your shares, your shares will be voted “For” Proposal 1, the election of all nominees for director named therein, “For” Proposal 2, the ratification of the selection of Ernst & Young LLP, and “For” Proposal 3, the approval of the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan. Your proxy will vote your shares using his or her best judgment with respect to any other matters properly presented for a vote at the meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•                  You may send a written notice that you are revoking your proxy to our Secretary (Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd, Suite 100, Chandler, Arizona 85226).

•                  You may submit a properly completed proxy card with a later date.

•                  You may grant a subsequent proxy by telephone or through the internet.

•                  You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy. Remember that if you are a beneficial owner of Everspin shares and wish to vote in person at the annual meeting, you must obtain a valid proxy from the organization that is the record owner of your shares (such as your broker).

•                  If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What does it mean if I receive more than one Notice?

If you received more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice to ensure that all of your shares are voted.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for the next annual meeting?

To be considered for inclusion in the proxy materials for our 2019 annual meeting, your proposal must be submitted in writing to our Secretary (Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd, Suite 100, Chandler, Arizona 85226) by December 11, 2018; provided, however, that, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the first anniversary of the preceding year’s annual meeting, for your notice to be timely, it must be so received by the Secretary a reasonable time before we begin to print and mail the proxy statement. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for our 2019 annual meeting must do so no earlier than the close of business on January 21, 2019, and no later than the close of business on February 20, 2019; provided, however, that, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the first anniversary of the preceding year’s annual meeting, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Whom should I contact if I have additional questions or would like additional copies of the proxy materials?

If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:

Everspin Technologies, Inc.

Attn: Investor Relations

5670 W. Chandler Blvd, Suite 100

Chandler, Arizona 85226

JOBS Act Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our Named Executive Officers (as defined in the “Executive Compensation” section of the proxy statement) or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of: (i) December 31, 2021; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors: Kevin Conley, Lawrence G. Finch, Ron Foster, Michael B. Gustafson, Peter Hébert, Stephen J. Socolof and Geoffrey R. Tate.

The nominees proposed for election as directors are listed below. Directors elected at the annual meeting will hold office until the next annual meeting and until his or her successor is elected, or if until the director’s death, resignation or removal. Each of Mr. Finch, Mr. Hébert and Mr. Socolof was initially appointed as a director by our Board of Directors prior to our initial public offering of our common stock, or IPO, pursuant to the terms of a voting agreement with our investors in effect at the time giving certain investors the right to designate persons to become directors. The voting agreement terminated upon the completion of the IPO in October 2016 and none of our stockholders have any special rights regarding the election or designation of members of our Board of Directors.

Each individual nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve if elected.

The Board of Directors does not have a formal policy regarding the attendance of directors at meetings of stockholders, but it encourages directors to attend each meeting of stockholders.

The following table sets forth the names and certain other information for the nominees for election as a director as of the date of this proxy statement. The following key biographical information for each of these individuals was provided by the nominees:

Name	Age*	Position(s)
Kevin Conley(1)	51	President, Chief Executive Officer and Director
Lawrence G. Finch(3)(4)	83	Director
Ron Foster(2)	67	Director
Michael B. Gustafson(1)(2)(3)	51	Director
Peter Hébert(2)(4)	40	Director
Stephen J. Socolof(3)	58	Director
Geoffrey R. Tate(4)	63	Lead Independent Director

*                 As of April 5, 2018.

(1)         Mr. Conley served as a member of the Audit Committee until September 1, 2017, when he became our President and Chief Executive Officer, at which time he ceased to be a member of the Audit Committee and Mr. Gustafson became a member of the Audit Committee.

(2)         Member of the audit committee.

(3)         Member of the compensation committee.

(4)         Member of the nominating and corporate governance committee.

Nominees

Kevin Conley was appointed as a member of our Board of Directors in March 2017 and as our President and Chief Executive Officer in September 2017. In addition to Everspin, Mr. Conley currently serves as an advisor and consultant with Seven Rocks LLC, which he founded as a partner in June 2016. From 2011 to June 2016, Mr. Conley served at SanDisk Corporation, as SVP & GM Client Storage Solutions and most recently as Chief Technology Officer, where he provided guidance to SanDisk’s long term technology strategy. From 2009 to 2010, Mr. Conley served as VP Engineering for Corsair Components Inc.  From 1993 to 2009, Mr. Conley served in various technology development and management roles at Sandisk Corporation. Mr. Conley received his bachelor’s of science degree in electrical engineering and masters of science degree in computer engineering from Santa Clara University. We believe that Mr. Conley possesses specific attributes that qualify him to serve as a director, including his intimate knowledge of Everspin as its President and Chief Financial Officer, and his knowledge and experience in the technology industry, which enable him to make valuable contributions to our Board of Directors.

Lawrence G. Finch has served as a member of our Board of Directors since June 2008. Mr. Finch has served as managing director at Sigma Partners, a venture capital firm, since joining the firm in 1987. Mr. Finch brings a wealth of operational experience in moving early-stage technology companies through high-growth stages of development. He has advised more than 20 companies throughout his career. We believe that Mr. Finch’s 40 years of experience in founding, managing, and financing businesses, strong relationships in the semiconductor space, and his knowledge of our company qualifies him to serve on our Board of Directors.

Ron Foster has served as a member of our Board of Directors since May 2016. Since November 2014, Mr. Foster has served on the Board of Directors of Advanced Energy Industries, Inc. From April 2008 to March 2015, Mr. Foster served as Chief Financial Officer and Vice President of Finance of Micron Technology, Inc., where he served as a member of Micron’s Board of Directors from June 2004 to April 2005. Before joining Micron, Mr. Foster was the Chief Financial Officer and Senior Vice President of FormFactor, Inc., a semiconductor wafer test equipment company. Prior to joining FormFactor, Inc., Mr. Foster served as the Chief Financial Officer for JDS Uniphase, Inc. and Novell, Inc., and also served in various financial and operational roles at Applied Materials, Inc. and Hewlett-Packard Company. Mr. Foster previously served as a board member of Inotera Memories Inc., LUXIM Corporation, and Aptina Company. Mr. Foster received his bachelor’s of arts degree in economics from Whitman College and an M.B.A. from the University of Chicago. We believe that Mr. Foster’s knowledge and experience in the semiconductor industry, financial management, accounting and finance issues enable him to make valuable contributions to our Board of Directors.

Michael B. Gustafson was appointed as a member of our Board of Directors in March 2017. In addition to Everspin, Mr. Gustafson currently serves on the Board of Directors for Reltio Inc., Druva and ClearDB, Inc. From October 2013 to February 2016, Mr. Gustafson served as Senior Vice President at Western Digital Corporation.  He was General Manager of the Enterprise Flash Business and grew enterprise flash revenues into a billion dollar run rate business. From September 2012 to October 2013, Mr. Gustafson served as Chief Executive Officer and Chairman of Virident Systems, Inc., an enterprise-class data storage solutions company, which was acquired by Western Digital Corporation. From September 2011 to September 2012, Mr. Gustafson served as Senior Vice President and General Manager of File & Content Business at Hitachi Data Systems following its acquisition of BlueArc Corporation, which Mr. Gustafson led as Chief Executive Officer and Board Member since 2004.  Mr. Gustafson also held executive roles at McData Corporation and International Business Machines Corporation earlier in his career.  Mr. Gustafson received his bachelor’s of science degree in business administration from Washington University in St. Louis. We believe that Mr. Gustafson’s extensive experience in the technology industry as both an executive and director enable him to make valuable contributions to our Board of Directors.

Peter Hébert was appointed as a member of our Board of Directors in June 2008. Mr. Hébert is a managing partner at Lux Capital, a venture capital firm, which he co-founded in 2000. In addition to Everspin, Mr. Hébert currently serves on the Board of Directors for Auris Health, Inc., Flex Logix Technologies, Inc.,Halo Neuro, Inc., Matterport, Inc., and Vium, Inc. From 2003 to 2008, Mr. Hébert served as founding Chief Executive Officer of Lux Research, which he helped build into a leading emerging technology research firm. During his time at Lux Research, Mr. Hébert launched the publicly-listed Lux Nanotech Index and the PowerShares Lux Nanotech Portfolio. Mr. Hébert received his bachelor’s of science degree from Syracuse University, where he graduated cum laude from the S.I. Newhouse School of Public Communications. We believe that Mr. Hébert possesses specific attributes that qualify him to serve as a director, including his experience in founding, managing, and financing businesses and his knowledge of emerging technologies, which enable him to make valuable contributions to our Board of Directors.

Stephen J. Socolof has served as a member of our Board of Directors since June 2008. Mr. Socolof is Managing Partner of New Venture Partners, a venture capital firm that he co-founded in 2001, and Managing Partner of Tech Council Ventures, an early stage venture capital firm. Previously, Mr. Socolof worked at Lucent Technologies, Inc. from 1996 to 2001 where he established Lucent’s New Ventures Group. Before joining Lucent, Mr. Socolof spent eight years with Booz, Allen & Hamilton Inc., where he was a leader of the firm’s innovation consulting practice. Mr. Socolof is currently also a director of NVMdurance and Vasona Networks Inc. He was a director of Gainspan Corporation before its acquisition by Telit Communications, Silicon Hive, until its acquisition by Intel Corporation, SyChip, Inc. before its acquisition by Murata, and an investor and observer of Flarion Technologies, Inc., until its acquisition by Qualcomm Inc. Mr. Socolof holds a Bachelor of Arts degree in economics and a Bachelor of Science degree in mathematical sciences from Stanford University and received his M.B.A. from the Amos Tuck School at Dartmouth College, where he was a Tuck Scholar. He currently serves on the Board of Advisors of the Center for the Study of Private Equity at the Tuck School. We believe that Mr. Socolof’s financial, business, and investment expertise and his knowledge of our company enable him to make valuable contributions to our Board of Directors.

Geoffrey R. Tate has served as a member of our Board of Directors since August 2009 and was appointed as our Lead Independent Director in December 2016. From March 2010 until January 2012, Mr. Tate was the interim Chief Executive Officer and a member of the Board of Directors of Nanosolar, Inc. Mr. Tate was the founding Chief Executive Officer of Rambus Inc. in May 1990 and served as CEO and a member of the Board of Directors until January 2005. Mr. Tate served as the non-employee Chairman of the Board of Directors of Rambus from January 2005 to August 2006. From Rambus’ IPO in 1997 to late 2003, Mr. Tate was also the sole member of the Stock Option Committee, which was authorized to approve and administer the issuance of options to Rambus non-executive employees. In 2006, Rambus’ audit committee commenced an internal investigation of the timing of past stock option grants and related accounting issues. While Mr. Tate did not develop relevant policies and was not responsible for accounting judgments, Mr. Tate entered into a settlement agreement with Rambus. From 1979 to 1990, Mr. Tate served in various marketing and product line management positions and ultimately as Senior Vice President, Microprocessors and Logic, with Advanced Micro Devices, Inc. Mr. Tate received his bachelor’s of science degree in computer science from University of Alberta and his M.B.A. from the Harvard Graduate School of Business Administration. We believe that Mr. Tate possesses specific attributes that qualify him to serve as a director, including his extensive leadership experience as both executive and board director in the global semiconductor business and his deep industry knowledge.

Board Independence

Under the listing requirements and rules of The Nasdaq Global Market, independent directors, as affirmatively determined by our Board of Directors, must compose a majority of our Board of Directors. Under the rules of The Nasdaq Global Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors consults with the company’s counsel to ensure that our Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The Nasdaq Global Market, as in effect from time to time.

In addition, the rules of The Nasdaq Global Market require that each member of a listed company’s audit, compensation and nominating and corporate governance committee be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, our Board of Directors, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that all members of our Board of Directors except Mr. Conley do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission, or SEC, and the listing requirements and rules of The Nasdaq Global Market. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board of Directors also determined that each member of our audit committee satisfies the independence standards for the audit committee established by applicable SEC rules, the listing standards of The Nasdaq Global Market and Rule 10A-3 of the Exchange Act. Our Board of Directors also determined that each member of our compensation committee is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m). Our Board of Directors also determined that each member of the nominating and corporate governance committee is independent within the meaning of the applicable

Nasdaq listing standards, is a non-employee director and is free from any relationship that would interfere with the exercise of his or her independent judgment.

Required Vote and Board Recommendation

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote for the election of directors. Accordingly, the seven nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

CORPORATE GOVERNANCE

We have a set of basic beliefs to guide our actions, including the belief that business should be conducted with the highest standards of ethical behavior. This belief governs our interaction with our customers, suppliers, employees and investors. We are committed to continuously improve our governance process to meet and exceed all regulatory requirements.

Board Composition

The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required. Our Board of Directors currently consists of seven directors. The members of our Board of Directors were elected in compliance with the provisions of our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation permits our Board of Directors to establish by resolution the authorized number of directors. Each director serves until the expiration of the term for which such director was elected or appointed, or until such director’s earlier death, resignation or removal. At each annual meeting of stockholders, directors will be elected to serve from the time of election and qualification until the next annual meeting following election. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors.

Board Leadership Structure

Everspin does not have a chairman of the board, and our Board of Directors determined that it was appropriate to have a lead independent director and, effective December 16, 2016, the Board of Directors appointed Mr. Tate as its Lead Independent Director. As Lead Independent Director, Mr. Tate presides at all Board meetings, including executive sessions of the Board’s independent directors; consults with our Chief Executive Officer in setting the agenda for Board meetings and on matters relating to corporate governance and Board performance; and performs such other duties as the Board may delegate to him from time to time.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In exercising its overall responsibility to oversee the management of our business, the Board considers risks when reviewing our strategic plan, financial results, merger and acquisition related activities, legal and regulatory matters and our public filings with the SEC.

The Board’s oversight of risk management includes full and open communications with management to review the adequacy and functionality of our risk management processes. In addition, the Board uses its committees to assist in its risk oversight responsibility as follows:

•                  The Audit Committee assists the Board in its oversight of the integrity of our financial reporting, compliance with applicable legal and regulatory requirements and oversees our internal controls and compliance activities. The Committee discusses our major financial risk exposures and certain contingent liabilities and the steps we have undertaken to monitor and control such exposures. It also meets privately with representatives from the our independent registered public accounting firm;

•                  The Compensation Committee assists the Board in its oversight of risk relating to our assessment of our compensation policies and practices; and

•                  The Nominating and Corporate Governance Committee periodically discusses policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.everspin.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

The Board of Directors documented the governance practices followed by the company by adopting the Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the company’s business operations as needed and to make decisions that are independent of the company’s management. The guidelines are also intended to align the interests of directors and management with those of the company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer’s performance evaluation and succession planning, and Board and committees compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.everspin.com.

BOARD COMMITTEES AND MEETINGS

Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board of Directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

During the fiscal year ended December 31, 2017, our Board of Directors held 19 meetings. Our audit committee met six times, our compensation committee met two times, and the nominating and corporate governance committee met four times during 2017. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which such member served.

Audit Committee

Our audit committee consists of Ron Foster, Michael B. Gustafson  and Peter Hébert. The Chair of our audit committee is Mr. Foster, who our Board of Directors has determined is an “audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the listing standards of The Nasdaq Global Market. Our Board of Directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each audit committee member’s scope of experience and the nature of their experience in the corporate finance sector. Our Board of Directors has adopted a written audit committee charter that is available to stockholders on our website at www.everspin.com.

The primary purpose of the audit committee is to discharge the responsibilities of our Board of Directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•                  selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•                  helping to ensure the independence and performance of the independent registered public accounting firm;

•                  discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;

•                  developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•                  reviewing our financial statements and critical accounting policies and estimates;

•                  reviewing the adequacy and effectiveness of our internal controls;

•                  reviewing our policies on risk assessment and risk management;

•                  reviewing related-party transactions;

•                  obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•                  approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017, with management of our company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Mr. Ron Foster (Chair)

Michael B. Gustafson

Peter Hébert

Compensation Committee

Our compensation committee consists of Michael B. Gustafson, Lawrence G. Finch and Stephen J. Socolof. The Chair of our compensation committee is Mr. Gustafson. All members of our compensation committee are independent, as independence is currently defined in Nasdaq listing standards. Our Board of Directors has adopted a written compensation committee charter that is available to stockholders on our website at www.everspin.com.

The primary purpose of our compensation committee is to discharge the responsibilities of our Board of Directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

•                  reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•                  reviewing and recommending to our board of directors the compensation of our directors;

•                  reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

•                  administering our stock and equity incentive plans;

•                  selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committees compensation advisers;

•                  reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•                  reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the compensation committee meets at least two times annually and with greater frequency if necessary. The compensation committee met two times during 2017.The agenda for each meeting is usually developed by the Chair of the compensation committee. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee full access to all our books, records, facilities and personnel. Under the charter, the compensation committee may form, and delegate authority to, subcommittees as appropriate.

In addition, under the charter, the compensation committee has the authority to obtain, at the expense of Everspin, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee takes into consideration factors prescribed by the SEC and Nasdaq that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. The compensation committee has direct responsibility for the oversight of the work of such consultants or advisers.

During the past year, the compensation committee engaged Radford, an Aon Hewitt Company, as its independent compensation consultant. The compensation committee requested that Radford:

•                  evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•                  assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy; and

•                  assist in developing our non-employee director compensation plan.

In addition, as part of its engagement, Radford was requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Although our Board and compensation committee consider the advice and recommendations of such independent compensation consultants as to our executive and non-employee director compensation program, the Board and compensation committee ultimately make their own decisions regarding these matters.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Geoffrey R. Tate, Lawrence G. Finch and Peter Hébert. The Chair of our nominating and corporate governance committee is Mr. Tate. Our Board of Directors has adopted a written nominating and corporate governance committee charter that is available to stockholders on our website at www.everspin.com. Specific responsibilities of our nominating and corporate governance committee include:

•                        identifying, reviewing and evaluating nominees for election to our Board of Directors;

•                        evaluating the performance of our management and our Board of Directors, including Board committees;

•                        considering and making recommendations to our Board of Directors regarding the chairmanship and membership of the committees of the Board of Directors;

•                        considering instituting a plan or program for the continuing education of directors.

•                        Developing a set of corporate governance principles and periodically reviewing and assessing these corporate governance principles;

•                        overseeing and reviewing the processes and procedures used by Everspin to provide information to the Board and its committees;

•                        reviewing management succession plans; and

•                        reviewing, discussing and assessing its own performance at least annually, and periodically reviewing and assessing the adequacy of its charter.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having strong personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the company’s stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the company and the long-term interests of stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity, skills and such other factors as it deems appropriate, given the current needs of the Board and the company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Nomination Process

Our nominating and corporate governance committee is responsible for identifying, recruiting, evaluating and recommending to our Board of Directors nominees for membership on the Board of Directors and committees of our Board of Directors. The goal of this process is to maintain and further develop a highly qualified Board of Directors consisting of members with experience and expertise in areas of importance to our company. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The nominating and corporate governance committee recommends to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by our Board of Directors for election at each annual or special meeting of stockholders, and recommends all director nominees to be appointed by our Board of Directors to fill director vacancies. Our Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders.

Evaluation of Director Candidates

In its evaluation of director candidates, the nominating and corporate governance committee will consider a candidate’s skills, characteristics and experience taking into account a variety of factors, including the candidate’s:

•                  understanding of our business, industry and technology;

•                  history with our company;

•                  personal and professional integrity;

•                  general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company;

•                  ability and willingness to devote the time and effort necessary to be an effective director;

•                  commitment to acting in the best interest of our company and its stockholders; and

•                  educational and professional background.

The nominating and corporate governance committee will also consider the current size and composition of the Board of Directors, the needs of the Board of Directors, its committees, and the potential independence of director candidates under relevant Nasdaq and SEC rules.

Although the Board of Directors does not maintain a specific policy with respect to board diversity, the nominating and corporate governance committee considers each candidate in the context of the membership of the Board as a whole, with the objective of including an appropriate mix of viewpoints and experience among members of the Board reflecting differences in professional background, education, skill and other individual qualities and attributes. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints to the extent it deems appropriate.

Stockholder Recommendations for Nomination to the Board of Directors

The nominating and corporate governance committee will consider properly-submitted stockholder recommendations for candidates for our Board. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including with respect to the criteria described above, based on whether or not the candidate was recommended by a stockholder.

Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should be in writing and delivered to Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd, Suite 100, Chandler, Arizona 85226. Submissions must include the following information:

•                  full name and address of the proposed nominee;

•                  the number and class of our shares beneficially owned, directly or indirectly, by the proposed nominee;

•                  all information regarding the proposed nominee required to be disclosed in a proxy statement pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

•                  the consent of the nominee to be named in the proxy statement and consent to serve as a director if elected; and

•                  a description of all material relationships, including (i) compensation and other material monetary agreements, arrangements and understandings during the past three years, between the proposed nominee and the stockholder making the proposal and (ii) any relationship between the proposing stockholder and the proposed nominee that would be required to be disclosed under the SEC’s related party transactions disclosure rules if the proposing stockholder were a “registrant” under those rules.

In addition, any stockholder wishing to recommend a nominee to our Board of Directors will be required to complete a questionnaire regarding the proposed nominee, providing information regarding any arrangement or agreement with respect to such nominee’s voting while a member of our Board of Directors and information regarding equity ownership of the company (including derivative ownership) by the proposing stockholder and the proposed nominee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, our compensation committee consists of Mr. Gustafson, Mr. Finch  and Mr. Socolof. None of the members of our compensation committee has at any time during the past three years been one of our officers or employees. None of our executive officers currently serves or in the prior three years has served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with our Board of Directors may send a written communication addressed to the Secretary at our principal executive offices. The Secretary will promptly forward the communication to the Board or member to whom it is addressed, as appropriate, unless it is unduly hostile, threatening, illegal or similarly unsuitable. Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The company believes its responsiveness to stockholder communications to the Board has been excellent.

COMPENSATION OF NON-EMPLOYEE BOARD MEMBERS

As a private company we had a policy to pay only non-employee directors who were not affiliated with a venture fund invested in our company.  Under this agreement our non-employee directors received an annual retainer of $40,000 and $1,500 for each Board meeting attended. Commencing with the 2017 annual meeting of stockholders, all of our non-employee directors received an annual retainer of $48,000 and the chairperson of the audit committee received an additional annual retainer of $15,000, and no further Board meeting fees will be paid.

Other than the annual retainers, chairperson of the audit committee fee and meeting fees described above, non-employee directors did not receive any cash fees in connection with their service on our Board in 2017. Each non-employee director may receive additional annual stock option grants as approved by the Compensation Committee at each annual stockholders’ meeting. The annual stock options have an exercise price equal to the fair market value of our common stock on the date of grant and will vest monthly over one year from the date of grant. New non-employee directors will receive an initial stock option grant of 30,000 shares. The initial grant will have an exercise price equal to the fair market value of our common stock on the date of grant and will vest monthly over three years provided the non-employee director continues to serve. The Board determined not to grant annual equity awards to the non-employee directors for Board service in 2017.  Each of Mr. Conley and Mr. Gustafson received an initial grant of an option award for 16,250 shares upon joining the Board in March 2017.

We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses in connection with attending Board of Directors and committee meetings.

Non-Employee Director Compensation

The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash	Options Granted (2)	Total
Robert W. England (1)	$19,270	$0	$19,270

Lawrence G. Finch	35,370	0	35,370

Ron Foster	60,789	0	60,789

Michael B. Gustafson	40,005	59,341	99,346

Peter Hébert	35,591	0	35,591

Stephen J. Socolof	42,980	0	42,980

Geoffrey R. Tate	52,256	0	52,256

(1)         Mr. England ceased to be a member of our Board of Directors in May 2017.

(2)         The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year and incremental fair value due to the repricing of each such option award, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Mr. Conley served as a non-employee director from March 2017 until September 2017, when he became our President and Chief Executive Officer. Mr. Conley’s compensation is set forth in the Summary Compensation Table later in this proxy statement, which includes compensation earned as a non-employee director prior to becoming our President and Chief Executive Officer.

As of December 31, 2017, each of the above current directors held options to purchase shares of our common stock and as follows:  Mr. Conley, 416,250 shares; Mr. Finch, 0 shares; Mr. Foster, 16,250 shares; Mr. Gustafson, 16,250 shares; Mr. Hébert, 0 shares; Mr. Socolof, 0 shares; and Mr. Tate, 27,133 shares.

PROPOSAL 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and has further directed us to submit the selection of this firm for ratification by the stockholders at the annual meeting. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Required Vote and Audit Committee and Board Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following tables set forth the aggregate fees for professional services rendered by our principal accountants, Ernst & Young LLP (in thousands):

	Fiscal Years Ended December 31,
Fees	2017	2016
Audit (1)	$853	$1,388
Audit-Related	—	—
Tax (2)	32	39
All Other	—	—

	$885	$1,427

(1)               The Audit fees consist of professional services in connection with the audit of our annual financial statements, including review of our quarterly financial statements presented in our Quarterly Reports on Form 10-Q and review of audited financial statements presented in our Annual Report on Form 10-K, irrespective of the period in which the related services were rendered or billed. This category also includes technical advice on various accounting matters related to the financial statements. For 2016, fees also consisted of professional services rendered in connection with our Form S-1 and Form S-8 registration statements related to our initial public offering of common stock completed in October 2016, including delivery of comfort letters, consents and review of documents filed with the SEC.

(2)               The Tax fees consist of professional services in connection with the preparation of our tax returns.

All fees described above were approved by the audit committee.

Pre-Approval Policies and Procedures

Our audit committee has adopted a policy and procedures for the pre-approval of all audit and non-audit services to be rendered by our independent registered public accounting firm, Ernst & Young LLP. The audit committee was established in April 2016 and pre-approved all services in connection with our IPO and thereafter. Under the policy, the audit committee generally pre-approves specified services in defined categories up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of our independent registered public accounting firm or on a case-by-case basis for specific tasks before an engagement.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

PROPOSAL 3

APPROVAL OF EVERSPIN TECHNOLOGIES, INC. AMENDED AND RESTATED
2016 EQUITY INCENTIVE PLAN

The Board of Directors is requesting that the stockholders approve our Amended and Restated 2016 Equity Incentive Plan. The 2016 Equity Incentive Plan, or the 2016 Plan, was originally approved by our Board of Directors on April 25, 2016, and approved by our stockholders on September 20, 2016. On April 6, 2018, our Board of Directors approved the Amended and Restated 2016 Equity Incentive Plan, subject to stockholder approval, to (among other things) increase the number of shares available for issuance under the plan by 700,000 shares.  We refer to the Amended and Restated 2016 Equity Incentive Plan, as amended and restated on April 6, 2018, as the “Amended 2016 Plan” throughout this Proposal 3.  References in this proposal to our Board of Directors include the Compensation Committee of the Board, where applicable.

A description of the material terms of the Amended 2016 Plan are summarized below. The key differences between the terms of the 2016 Plan and the Amended 2016 Plan are as follows:

•                  The Amended 2016 Plan provides that an additional 700,000 shares may be issued pursuant to stock awards granted under the Amended 2016 Plan.

•                  The Amended 2016 Plan eliminates references to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Amended 2016 Plan eliminates individual grant limits that applied under the 2016 Plan to awards that were intended to comply with the exemption for “performance-based compensation” under Code Section 162(m), because those provisions were included in the 2016 Plan to allow the company to comply with the exemption for “performance-based compensation” under Section 162(m), which has been repealed, effective for taxable years beginning after December 31, 2017.

•                  The Amended 2016 Plan eliminates references to performance cash awards, because those awards were included in the 2016 Plan to allow the company to comply with the exemption for “performance-based compensation” under Section 162(m), which has been repealed, effective for taxable years beginning after December 31, 2017.

We believe that the Amended 2016 Plan provides a valuable opportunity for employees to acquire an ownership interest in Everspin and provides stockholder value by aligning employee and stockholder interests. We rely on equity incentives to attract and retain key employees, and we believe that such incentives are essential to our long-term growth and future success. The proposed authorized share increase will ensure that a sufficient reserve of common stock remains available under the Amended 2016 Plan to allow us to continue to provide equity incentives to our key employees on a competitive level determined appropriate by our Compensation Committee. The Amended 2016 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives to secure and retain the services of our employees, consultants and directors, and to provide long term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.

After carefully forecasting our anticipated growth, hiring plans and retention needs and considering our historical grant and forfeitures rates, we anticipate that the 700,000 shares we seek to add to the 2016 Plan, combined with the 263,710 shares currently available for grant under the 2016 Plan as of March 15, 2018, and the shares that may be added to the 2016 Plan pursuant to the evergreen provisions of the 2016 Plan (discussed below), will be sufficient to attract and retain employees for at least the next two years. However, a change in business conditions or our strategy could alter this projection.

Our Compensation Committee reviewed the volume of equity awards granted during 2017 and the resulting burn rate. Burn rate generally demonstrates how quickly a company uses available shares. The Compensation Committee believes that our 2017 burn rate is reasonable and demonstrates our commitment to sound equity compensation grant practices.

As of December 31, 2017, options to purchase 1,593,195 shares with a weighted average exercise price of $8.88 and a weighted average remaining term of 6.6 years, and full value awards covering 30,680 shares, were outstanding under all of our equity plans. The 1,623,875 shares subject to outstanding awards (commonly referred to as the “overhang”) represent approximately 12.67% of our outstanding shares as of December 31, 2017. Our total overhang as of December 31, 2017, which includes the 700,000 shares being reserved for grant pursuant to this amendment and restatement of the 2016 Equity Incentive Plan and the 83,929 shares currently available for grant under the 2016 Equity Incentive Plan, is 18.79%. We believe the increase we are requesting would not result in excessive overhang for our stockholders.

As of March 26, 2018, the closing price of our common stock as reported on the Nasdaq Global Market was $7.75 per share, and a total of 16,648,721 shares of our common stock were outstanding.

In addition, the Amended 2016 Plan includes the following features demonstrating good corporate governance:

•The Amended 2016 Plan does not require automatic acceleration on a change in control, and allows the Board to provide for the continuation of outstanding awards.

•The Amended 2016 Plan provides that the exercise price of stock options will be no less than the fair market value of our shares of common stock on the date of grant.

•The Amended 2016 Plan does not provide for tax gross ups.

•The Amended 2016 Plan contains an annual limit on director compensation (both cash and equity-based) to reflect our commitment to current best practices in corporate governance.

The Amended 2016 Plan is attached to the proxy statement filed with the Securities and Exchange Commission as Appendix A. The following description of the Amended 2016 Plan is a summary of certain important provisions and does not purport to be a complete description of the Amended and Restated Equity Incentive Plan. If this Proposal 3 is approved by our stockholders, the Amended 2016 Plan will become effective upon the date of the 2018 Annual Meeting. In the event that our stockholders do not approve this Proposal 3, the Amended 2016 Plan will not become effective and the 2016 Plan will continue in its current form.

Description of the Amended 2016 Plan

A total of 500,000 shares of common stock were initially authorized for issuance under the 2016 Plan, plus an annual increase to be added on the first day of our fiscal year, beginning on January 1, 2017, and continuing through and including January 1, 2026, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our board of directors. Pursuant to this provision, an additional 374,944 shares of our common stock were added on January 1, 2017, and an additional 384,516 shares of our common stock were added on January 1, 2018.  Following the addition on January 1, 2018, a total of 1,259,460 shares of our common stock were reserved for issuance under the 2016 Plan.  The number of Incentive Stock Options that may be granted under the Plan is 500,000 Incentive Stock Options.

Background and Purpose of the Amended 2016 Plan

The Amended 2016 Plan permits the grant of stock options, restricted stock unit awards, restricted stock awards, performance awards and other awards (each individually, an “Award”). The 2016 Plan is intended to attract and retain the best available personnel for positions of substantial responsibility, including (1) employees of Everspin and any parent or subsidiary, (2) consultants who provide services to Everspin and any parent or subsidiary, and (3) directors of Everspin.

Administration of the 2016 Plan

A committee (the “Committee”) of the Board of Directors administers the Amended 2016 Plan. The Committee generally is the compensation committee, which consists of two or more directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. Notwithstanding the foregoing, the Board of Directors may itself administer the Amended 2016 Plan or one or more committees may be appointed to administer the Amended 2016 Plan with respect to different groups of service providers. The Board of Directors, the compensation committee or other committee administering the Amended 2016 Plan is referred to herein as the “Administrator.”

Subject to the terms of the Amended 2016 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Amended 2016 Plan and outstanding Awards. The Administrator may not, however, reprice Awards or exchange Awards for other Awards, cash or a combination thereof, without the approval of the stockholders.

If an Award is cancelled, expires, or is forfeited or repurchased by Everspin for any reason without having been fully exercised or vested, the unvested, cancelled, forfeited or repurchased number of shares of our common stock (“Shares”) generally will be returned to the available pool of Shares authorized for issuance under the Amended 2016 Plan.

Eligibility to Receive Awards

The Administrator selects the employees, consultants, and directors who will be granted Awards under the Amended 2016 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Administrator has the discretion to select the participants. As of March 26, 2018, Everspin has 123 employees and consultants and seven directors who could be selected to receive Awards.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Amended 2016 Plan, the Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not Everspin, to more favorable tax treatment than nonstatutory stock options). The Administrator will determine the number of Shares covered by each option, but no more than 500,000 Shares may be incentive stock options.

The exercise price of the Shares subject to each option is set by the Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Everspin or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

Options issued under the Amended 2016 Plan become exercisable at the times and on the terms established by the Administrator. The Administrator also establishes the time at which options expire, but the expiration of an incentive stock option may not be later than ten years after the grant date (such term to be limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Everspin or any of parent or subsidiary of Everspin).

The exercise price of each option must be paid in full at the time of exercise. The exercise price may be paid in any form as determined by the Administrator, including, but not limited to, cash, check, surrender of Shares that have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the option is being exercised, consideration received pursuant to a cashless exercise program, promissory note, through a reduction in the amount of company liability to the participant, or other legal methods of consideration.

If a participant’s service relationship with us terminates for any reason (excluding death or disability), then the participant may exercise the option within a period of time as determined by the Administrator and specified in the Award agreement to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award). In the absence of a specified time set forth in the Award agreement, the option will remain exercisable for three months following the termination of the participant’s service relationship. If a participant’s service relationship terminates due to the participant’s disability or death, the participant (or his or her estate or beneficiary) may exercise the option within a period of time as determined by the Administrator and specified in the Award agreement to the extent the Award was vested on the date of termination of the service relationship (but in no event later than the expiration of the term of such Award). In the absence of a specified time in the Award agreement, the option will remain exercisable for the twelve months following the termination of the participant’s service due to disability or death.

Stock Appreciation Rights

Stock appreciation rights are Awards that grant the participant the right to receive an amount equal to (1) the number of Shares exercised, times (2) the amount by which Everspin’s stock price exceeds the exercise price. The Administrator sets the exercise price. An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price. Everspin’s obligation arising upon the exercise of a stock appreciation right may be paid in Shares or in cash, or any combination thereof, as the Administrator may determine.

Awards of stock appreciation rights may be granted in connection with all or any part of an option or may be granted independently of options. The Administrator determines the terms of stock appreciation rights. A stock appreciation right will be exercisable, in whole or in part, at such time as the Administrator will specify in the Award agreement, but will expire no later than ten (10) years after the date of grant.

If a participant’s service relationship with us terminates for any reason (excluding death or disability), then the participant may exercise the stock appreciation right within a period of time as determined by the Administrator and specified in the Award agreement to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award). In the absence of a specified time set forth in the Award agreement, the stock appreciation right will remain exercisable for three months following the termination of the participant’s service relationship. If a participant’s service relationship terminates due to the participant’s disability or death, the participant (or his or her estate or beneficiary) may exercise the stock appreciation right within a period of time as determined by the Administrator and specified in the Award agreement to the extent the Award was vested on the date of termination of the service relationship (but in no event later than the expiration of the term of such Award). In the absence of a specified time in the Award agreement, the stock appreciation right will remain exercisable for the twelve months following the termination of the participant’s service due to disability or death.

Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Administrator. The Administrator may set vesting criteria based upon the achievement of company-wide, departmental, business unit or individual goals, which may include continued employment or service, applicable federal or state securities laws or any other basis determined by the Committee. The Administrator will determine the number of Shares of restricted stock granted to any employee, consultant or director.

Unless the Administrator determines otherwise, Shares of restricted stock will be held by Everspin as escrow agent until any restrictions on the Shares have lapsed. The Administrator may accelerate the time at which any restriction may lapse or be removed. On the date set forth in the Award agreement, all unvested restricted stock will be forfeited to Everspin.

Restricted Stock Units

Awards of restricted stock units are Shares that vest in accordance with terms and conditions established by the Administrator. The Administrator determines the number of restricted stock units granted to any employee, consultant or director.

In determining whether an Award of restricted stock units should be made, and/or the vesting schedule for any such Award, the Administrator may impose whatever conditions to vesting it determines to be appropriate. The number of restricted stock units paid out to the participant will vary depending on the extent to which the vesting criteria are met. The Administrator may set vesting criteria based upon the achievement of company-wide, departmental, business unit or individual goals, which may include continued employment or service, applicable federal or state securities laws or any other basis determined by the Committee. Upon satisfying the applicable vesting criteria, the participant shall be entitled to the payout specified in the Award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, Shares, or a combination thereof. Shares represented by restricted stock units that are fully paid in cash will again be available for grant under the Plan. An Award agreement may provide that all unearned restricted stock units may be cancelled and will be forfeited to Everspin on the date set forth in the Award agreement.

Performance Stock Awards

Performance stock awards are Awards that will result in a payment to a participant only if performance objectives established by the Administrator are achieved or the Awards otherwise vest. The Administrator may set vesting criteria based upon the achievement of company-wide, departmental, business unit or individual goals, which may include continued employment or service, applicable federal or state securities laws or any other basis determined by the Committee.

Performance stock awards have an initial value equal to the fair market value of a share on the date of grant. Performance stock awards may be granted to employees, consultants or directors at any time as shall be determined by the Administrator in its sole discretion. Subject to the terms of the Amended 2016 Plan, the Administrator will have complete discretion to determine the number of shares subject to a performance share award and the conditions that must be satisfied, which conditions typically will be based principally or solely on achievement of performance milestones but may include a service based component. Subject to the terms of the Plan, the Administrator will determine the number of performance stock awards granted to a service.

On the date set forth in the Award agreement, all unearned or unvested performance stock awards will be forfeited to Everspin.

Performance Goals

Our compensation committee may establish performance goals by selecting from one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes; (29) user satisfaction; (30) stockholders’ equity; (31) capital expenditures; (32) debt levels; (33) operating profit or net operating profit; (34) workforce diversity; (35) growth of net income or operating income; (36) billings; (37) bookings; (38) the number of users, including but not limited to unique users; (39) employee retention; (40) budget management; (41) partner satisfaction; (42) entry into or completion of strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); and (43)  other measures of performance selected by the Board.

Our compensation committee may establish performance goals on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (1) in the award agreement at the time the award is granted or (2) in such other document setting forth the performance goals at the time the goals are established, our compensation committee will appropriately make adjustments in the method of calculating the attainment of the performance goals as follows: (a) to exclude restructuring or other nonrecurring charges; (b) to exclude exchange rate effects; (c) to exclude the effects of changes to generally accepted accounting principles; (d) to exclude the effects of any statutory adjustments to corporate tax rates; and (e) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (f) to exclude the dilutive effects of acquisitions or joint ventures; (g) to assume that any business divested achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (h) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (i) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (j) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (k) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (l) to exclude the effect of any other unusual, non-recurring item of gain or loss; and (m) to exclude the effects of entering into or achieving milestones involved in licensing arrangements.

Merger or Change in Control

In the event of a merger or “change in control” of Everspin, the successor corporation will either assume or provide a substitute award for each outstanding Award. In the event the successor corporation refuses to assume or provide a substitute award, the Award will immediately vest and become exercisable as to all of the Shares subject to such Award, or, if applicable, the Award will be deemed fully earned and will be paid out prior to the merger or change in control. In addition, if an option, stock appreciation right or right to purchase restricted stock has become fully vested and exercisable in lieu of assumption or substitution, the Committee will provide at least five days’ notice that the option, stock appreciation right or right to purchase restricted stock will immediately vest and become exercisable as to all of the Shares subject to such Award and all outstanding options, stock appreciation rights and rights to purchase restricted stock will terminate upon the expiration of such notice period.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended 2016 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. Our 2016 Plan provides that in the event of certain specified significant corporate transactions including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of at least 50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction, each outstanding award will be treated as the administrator determines unless otherwise provided in an award agreement or other written agreement between us and the award holder. The administrator may (1) arrange for the assumption, continuation or substitution of a stock award by a successor corporation; (2) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation; (3) accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the transaction; (4) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us; (5) cancel or arrange for the cancellation of the stock award prior to the transaction and pay and pay such cash payment, or no consideration, determined by the board; or (6) make a payment, in the form determined by the board, equal to the excess, if any, of the value of the property the participant would have received upon exercise of the awards prior to the transaction over any exercise price payable by the participant in connection with the exercise. The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner.

In the event of a change in control, awards granted under the 2016 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement. Under the 2016 Plan, a change in control is defined to include (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately prior to the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity), (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets to an entity that did not previously hold more than 50% of the voting power over company stock, and (4) our stockholders approve and the Board approves a plan of complete dissolution or liquidation or a complete dissolution or liquidation of the company otherwise occurs except for a liquidation into a parent corporation.

Transferability. A participant may not transfer stock awards under our 2016 Plan other than by will, the laws of descent and distribution or as otherwise provided under our 2016 Plan.

Plan Amendment or Termination. Our board of directors has the authority to amend, suspend, or terminate our 2016 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopted our 2016 Plan. No stock awards may be granted under our 2016 Plan while it is suspended or after it is terminated.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Everspin of Awards granted under the Amended 2016 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock and Performance Stock Awards. A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she generally will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares or cash received minus any amount paid for the Shares.

Restricted Stock Units. A participant receiving a restricted stock unit structured to conform to the requirements of Section 409A of the Internal Revenue Code, or an exception from Section 409A of the Internal Revenue Code, will have taxable income at the time the restricted stock unit is settled and the cash or the shares of Everspin’s common stock is delivered equal to the excess, if any, of the cash or the fair market value of the shares of Everspin’s common stock received over any amount paid by the participant in exchange for the cash or shares of Everspin’s common stock.

Section 280G and Parachute Payments. Acceleration of vesting or payment of Awards under the Amended 2016 Plan in the event of a change of control may cause part or all of the amount involved to be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code. Such treatment may subject the participant to a 20% excise tax and preclude deduction of such amounts by Everspin.

Section 409A and Deferred Compensation. Under Section 409A of the Internal Revenue Code, certain Awards granted under the Amended 2016 Plan may be treated as nonqualified deferred compensation. Section 409A of the Internal Revenue Code imposes on persons with nonqualified deferred compensation that does not meet the requirements of Section 409A of the Code (i) taxation immediately upon vesting of the nonqualified deferred compensation and earnings thereon (regardless of whether the compensation is then paid); (ii) interest at the underpayment rate plus 1%; and (iii) an additional 20% tax.

Tax Effect for the Company. Everspin generally will be entitled to a tax deduction in connection with an Award under the Amended 2016 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Also as discussed above, certain amounts paid in connection with a change of control could be treated as an “excess parachute payment” and preclude Everspin from taking a tax deduction for such amounts.

Interest of Certain Persons in the Amended 2016 Plan

Stockholders should understand that our directors, executive officers and other employees may be considered as having an interest in the approval of the Amended 2010 Plan because they may, in the future, receive awards under it. If approved, the annual grants made to our non-employee directors in connection with our Annual Meeting, beginning with the 2018 Annual Meeting of Stockholders, would be issued under the Amended 2010 Plan. This would include an option for 15,000 shares for each non-employee director. The Board believes that it is important to our growth and long-term success to be able to continue to offer these incentives.

New Plan Benefits

All Awards under the Amended 2016 Plan are made at the discretion of the Administrator. Therefore, the benefits and amounts that will be received or allocated under the Amended 2016 Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “2017 Grants of Plan-Based Awards” table. Grants made to our non-employee directors in the last fiscal year are described in “Director Compensation For Fiscal Year 2017.” Also, refer to “Compensation of Directors” for information regarding grants to directors.

2016 Equity Incentive Plan Benefits

The following table shows, for each of the named executive officers and the various groups indicated, the number of stock options and restricted stock units underlying shares of Everspin common stock that have been granted (even if not currently outstanding) under the Amended 2016 Plan since its approval by the stockholders in 2016 and through March 31, 2018.

2016 Equity Incentive Plan, as Amended

Number of shares
Name and position	subject to grant (#)
Kevin Conley, Chief Executive Officer	426,250
Phillip LoPresti, Former Chief Executive Officer	—
Annie Flaig, Senior Vice President, Worldwide Sales	120,000
Patrick Patla, Senior Vice President, Marketing	45,000
All Current Executive Officers as a Group	729,500
All Current Non-Executive Directors as a Group	16,250
All Current Employees as a Group (including all current non-executive officers)	432,241
Nominee for Director:
Kevin Conley	426,250
Lawrence G. Finch	—
Ron Foster	—
Michael B. Gustafson	16,250
Peter Hébert	—
Stephen J. Socolof	—
Geoffrey R. Tate	—
Each Associate of any Director, Executive Officer or Nominee	—
Each Other Current 5% Holder or Future 5% Recipient	—

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EVERSPIN TECHNOLOGIES, INC. AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN.

MANAGEMENT

The following table shows information for our current executive officers as of the date of this proxy statement. Biographical information for our President, Chief Executive Officer and Director Mr. Conley is included above with the Director biographies under the caption “Nominees.”

Name	Age*	Position(s)
Kevin Conley	51	President, Chief Executive Officer and Director
Jeffrey Winzeler	58	Chief Financial Officer
Annie Flaig	47	Senior Vice President, Worldwide Sales
Patrick Patla	54	Senior Vice President, Marketing
Sanjeev Aggarwal, Ph.D.	50	Vice President, Technology R&D
Thomas Andre	49	Vice President, Design Engineering
Norm Armour	60	Vice President, Operations
Angelo Ugge	70	Vice President, Business Development and Operations

*As of April 5, 2018.

Executive Officers

For the biography of Kevin Conley, see Proposal 1 — Election of Directors, above.

Jeffrey Winzeler has served as our Chief Financial Officer since April 2015. From March 2014 to January 2015, Mr. Winzeler served as Chief Financial Officer at Avnera Corporation, a privately held semiconductor company specializing in analog and digital SoCs, where he was responsible for all aspects of the finance function. From January 2012 to January 2014, Mr. Winzeler served as Chief Financial Officer at Rackwise Inc. a provider of data center management software, where he was responsible for all aspects of the finance function. From December 2006 to November 2011, Mr. Winzeler worked at Solar Power Incorporated. He was a Vice President of Franchise Development for Solar Power and developed the first residential solar franchise offering in the United States. He subsequently became the Chief Financial Officer for Solar Power. From January 2016 to December 2006, Mr. Winzeler served as Chief Financial Officer for International Display Works Inc. Prior to International Display Works, Mr. Winzeler worked at Intel Corporation from March 1988 to August 2004. At Intel, he held numerous positions including Flash Division Controller, Worldwide Assembly Test Manufacturing Controller, Israel Finance controller, Fab 9 and Fab 11 Controller, and Finance Analyst. Mr. Winzeler received his degree in finance from the University of Idaho.

Annie Flaig has served as our Senior Vice President, Worldwide Sales since April 2017.  From July 2015 to September 2016, Ms. Flaig served as Vice President of Enterprise Sales at SanDisk Corporation, a provider of flash storage solutions, where she led Channel, OEM, Systems Integrator and ISV partners to deliver intelligent flash storage systems and software.  From December 2012, to May 2015, Ms. Flaig served as Vice President, Americas Sales and Marketing at HGST, Inc., a Western Digital Corporation Brand, a developer, manufacturer and provider of data storage devices and solutions, where she was responsible for leading sales teams focused on Tier One Global Cloud, Storage, Server and Consumer Electronics OEMS.  From 1992 to 2012, Ms. Flaig served in various sales roles at Advanced Micro Devices, Ind., most recently as Corporate Vice President, Worldwide Enterprise and Commercial Solutions Sales.  Ms. Flaig holds a B.S. in Marketing from Santa Clara University.

Patrick Patla has served as our Senior Vice President of Marketing since January 2017. From March 2015 to January 2017, Mr. Patla served as General Manager of KNUPATH, Inc., an Austin-based startup pioneering advanced hardware architectures for extreme performance neural computing, where he was responsible for the Kureon product family. Prior to joining KNUPATH, Mr. Patla was Senior Director at Broadcom Corporation from October 2014 to March 2015 and Vice President of Server Business Marketing at Samsung from April 2012 to June 2014, where he was responsible for an unannounced ARM-based enterprise market program. From March 2003 to April 2012, Mr. Patla served as VP and General Manager at Advanced Micro Devices, Inc. where he was responsible for the AMD Opteron Server Business Unit. Mr. Patla holds a B.A. in marketing from DePaul University.

Sanjeev Aggarwal, Ph.D. has served as our Vice President, Manufacturing and Process Development since March 2010, where he supervises research and development efforts for integration of spin torque MRAM onto CMOS and manages our production for Field Switched MRAM on 200mm and ST-MRAM on 300mm wafers. From June 2008 to February 2010, Dr. Aggarwal served as our Director, Manufacturing and Process Technology. From September 2006 to May 2008, Dr. Aggarwal was senior member of the technical staff at Freescale Semiconductor, Inc. and led the integration efforts for Field Switched MRAM development. From July 2000 to August 2006, Dr. Aggarwal was member Group Technical Staff at Texas Instruments. Dr. Aggarwal received his bachelor’s degree in ceramic engineering from Indian Institute of Technology (BHU) Varanasi, and doctorate in materials science and engineering from Cornell University.

Thomas Andre has served as our Vice President, Design Engineering since July 2013 and as our Director of Engineering from April 2011 to July 2013. From August 2001 to April 2011, Mr. Andre was a design project leader for the MRAM development team at Motorola, Inc., Freescale Semiconductor, Inc., following its spin-off from Motorola, and then at Everspin, following our spin-off from Freescale. In addition, Mr. Andre has led several stand-alone DRAM designs at Alliance Semiconductor Corp and held design positions in the Defense Systems and Electronics Group at Texas Instruments Incorporated. Mr. Andre has served on the Custom Integrated Circuits Conference Technical Program Committee since 2003 including Technical Program Chair in 2010. Mr. Andre received his bachelor’s of science degree in electrical engineering from Clarkson University in New York.

Norm Armour has served as our Vice President, Operations, since November 2017. From October 2015 to October 2017, Mr. Armour served as the Managing Director for Worldwide Facilities and EHS at Micron Technology where he was responsible for global facilities, ne fab construction, EHS and operations sustainability.  Prior to joining Micron Technology, Mr. Armour worked at Western Digital as the VP of Manufacturing Technology from April 2015 to September 2015 and was responsible for global implementation of advanced process and related functions, and as VP/GM of Magnetic Head Operations from February 2013 to March 2015 and was responsible for global manufacturing and R&D of HDD magnetic heads. Prior to Western Digital, Mr. Armour was VP of Global Manufacturing at Alta Devices, a Silicon Valley start-up. Mr. Armour holds a Bachelor of Science degree in Chemistry from Southern Methodist University in Dallas, Texas.

Angelo Ugge has served as our Vice President, Business Development since July 2014 and has assumed the role of VP Operations and Business Development from October 1, 2015. From August 2006 to June 2014, Mr. Ugge was President of Eviteck Consulting LLC, a marketing and business development consulting firm in Europe focused on helping to develop small and medium size technology companies, where he was responsible for managing two major development programs in cooperation with the European Community and the Italian Ministry of Industrial Development. Prior to Eviteck, Mr. Ugge held the Chief Executive Officer position at Bridgeco AG of Zurich, Switzerland and MemsOptical Inc. of Huntsville, Alabama, and was Vice President and General Manager of ST Microelectronics N.V. Mr. Ugge received his bachelor’s degree in electrical engineering from the Technical Industrial Institute of State, Milano, and master’s degree in physics from the University of Milano, Italy.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain information concerning the compensation earned by each of the following individuals (the “Named Executive Officers”): each person who served as our principal executive officer during 2017; and our two other most highly compensated executive officers as of December 31, 2017:

							Non-Equity
				Stock	Stock		Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Options (2)		Compensation	Compensation(3)		Total
Kevin Conley (4)	2017	$132,308	$50,000	$162,500	$3,770,861	(5)	$86,667	$37,568	(6)	$4,240,254
President and Chief
Executive Officer
Phillip LoPresti	2017	$202,265	$—	—	$309,755	(7)	$30,520	$281		$542,821
Former President and	2016	280,769			874,105		135,000	563		1,290,437
Chief Executive Officer
Annie Flaig (4)	2017	$171,154	$—	—	630,397		$166,667	$656		$968,874
Senior Vice
President, Worldwide Sales
Patrick Patla (4)	2017	$255,000	$—	—	148,692		$18,200	$817		$422,709
Senior Vice President, Marketing

(1)             The amount represents the aggregate grant date fair value of a restricted stock unit award computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amount are described in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)             The amounts represent the aggregate grant date fair value of each option award granted during the fiscal year, and for 2016, include the incremental fair value due to the repricing of option awards granted in July 2016, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(3)             Represents life insurance premiums paid by us.

(4)             Was not a Named Executive Officer in 2016 and, accordingly, the compensation for 2016 has been omitted.

(5)             Includes $59,341 of aggregate grant date fair value for a stock option granted to Mr. Conley while a non-employee director prior to his appointment as our President and Chief Executive Officer effective September 1, 2017.

(6)             Also includes $37,218 of cash compensation earned while a non-employee director prior to his appointment as our President and Chief Executive Officer effective September 1, 2017.

(7)             Represents the incremental fair value of the modification of option awards in accordance with FASB ASC Topic 718 due to the acceleration of vesting and extension of the post-exercise period in connection with Mr. LoPresti’s severance arrangements.  See “Executive Employment/Severance Agreements — Mr. LoPresti” below.

2017 and 2016 Executive Officer Compensation

In reviewing this section, please note that we are an emerging growth company and under the JOBS Act are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of Regulation S-K. The disclosure in this section is intended to supplement the SEC-required disclosure and it is not a Compensation Discussion and Analysis.

Objectives and Philosophy of Our Executive Compensation Program

We recognize that our ability to excel as a company depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our Named Executive Officers and employees. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our Named Executive Officers and employees.

Compensation Committee Processes and Role in Determining Executive Compensation

The compensation committee of our Board of Directors is tasked with, among other things, setting compensation for our executive officers, including the Named Executive Officers identified above, evaluating and recommending compensation plans and programs to our Board of Directors and awards under those plans, and administering our incentive and equity-based compensation plans. Various members of management and other employees as well as outside advisors or consultants are invited from time to time by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in meetings. Members of our executive management team advise and inform the compensation committee regarding potential company-wide and individual performance objectives with respect to incentive compensation plans, and provide evaluations of the achievements of employees under their respective supervision.

Components of Our Executive Compensation Program

The individual components of our executive compensation program consist primarily of: (a) base salary, (b) annual, performance-based bonuses, (c) long-term equity incentives and (d) retirement savings opportunities and various other employee benefits. In addition, we provide protection for post-termination benefits in certain instances. We determine the appropriate level for each compensation component based in part, but not exclusively, on our understanding of the market in which we compete for talent, the unique skills and experience of our Named Executive Officers, the length of service of our Named Executive Officers, our overall performance and other considerations we deem relevant. We expect our compensation committee to make compensation decisions that are consistent with our recruiting and retention goals. We review each compensation component for internal equity and consistency between Named Executive Officers with similar levels of responsibility.

Each of the individual components of our Named Executive Officers’ compensation is discussed in more detail below. We do not currently have any specific policies for allocating compensation between short- and long-term compensation or cash and non-cash compensation, although our strategy is to tie a greater percentage of total compensation to stockholder returns through the use of equity incentives. While we have identified particular compensation objectives that each component of our Named Executive Officers’ compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the compensation objectives described above.

Base Salary

Base salaries for our Named Executive Officers are determined by members of our compensation committee and other members of our Board based on their experience and review of industry surveys. Salaries are reviewed by our compensation committee on a periodic basis and may be adjusted from time-to-time.

Annual Performance-Based Bonuses

Annual performance-based bonuses for our Named Executive Officers are designed to align their interests with the interests of our stockholders.

For 2017, Mr. Conley, Ms. Flaig and Mr. Patla were eligible to receive performance awards based on a target opportunity expressed as a percent of base salary (65% of base salary for Mr. Conley, 100% of base salary for Ms. Flaig, and 30% of base salary for Mr. Patla).  For 2016, Mr. LoPresti was eligible to receive performance awards based on a target opportunity of 50% of base salary. The amount payable to each named executive officer is based on the attainment of pre-established corporate performance goals, which is subject to the discretion of the compensation committee, and the full Board in the case of our Chief Executive Officer; provided, however, that for 2017 Mr. Conley’s and Ms. Flaig’s bonuses were guaranteed at target, prorated for the respective periods during which they were employed by us in 2017. At the beginning of each year, the Board in consultation with the Chief Executive Officer establishes corporate objectives that it believes are the most significant goals for the company in the upcoming year that are critical to the success of the company in the short and long-term. The company does not disclose the specific goals as they contain competitively sensitive information.

Long-Term Equity Incentives

We believe that the achievement of our business and financial objectives should be reflected in the value of our equity, thereby increasing stockholder value. To that end, our Named Executive Officers will be incentivized to achieve these objectives when a larger percentage of their total compensation is tied to the value of our shares. We believe that granting our Named Executive Officers stock options provides a meaningful incentive to achieve increases in the value of our stock price over time, as they will be able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. In addition, because vesting is based on continued employment, our stock option awards also encourage the retention of our Named Executive Officers through the vesting period of the awards. In determining the size and vehicle (options vs. RSUs vs. other award type) of the long-term equity incentives to be awarded to our Named Executive Officers, the compensation committee takes into account a number of factors, such as job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to the company and the size of prior equity grants.

Outstanding Equity Awards

The following table provides information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2017:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options			Option		Option Expiration	Number of Shares or Units That Have Not	Market Value of Shares or Units That Have Not
Name	Exercisable	Unexercisable		Exercise Price		Date	Yet Vested	Yet Vested
Kevin Conley	12,187	4,063	(1)	7.88		3/23/2027	10,000	75,000
	25,000	375,000		16.25		8/31/2027
Phillip LoPresti	92,307	—		4.42	(3)	6/14/2020	—	—
	23,076	—		4.42	(4)	3/19/2022
	55,000	—		4.42		5/12/2024
	99,730	—		4.42		5/12/2024
	60,197	42,999	(5)	6.63	(6)	7/11/2026
Annie Flaig	0	120,000	(7)	9.34		5/16/2027	—	—
Patrick Patla	0	40,000	(8)	$7.88		3/23/2027	—	—

(1)         The shares vest in 12 equal increments on a monthly basis through March 24, 2018.

(2)         The shares vest in 48 equal increments on a monthly basis through September 1, 2021.

(3)         The shares subject to this option were originally issued with an exercise price of $7.54 and were repriced on May 13, 2014.

(4)         The shares subject to this option were originally issued with an exercise price of $13.52 and were repriced on May 13, 2014.

(5)         25% of the shares vested on April 26, 2017, and the remainder vest in equal increments on a monthly basis thereafter through April 26, 2020.

(6)         The shares subject to this option were originally issued with an exercise price of $15.86 and were repriced on December 16, 2016.

(7)         None of the shares subject to this option were vested as of December 31, 2017, 25% will vest on April 26, 2018, and the remainder vest in equal increments on a monthly basis thereafter through April 26, 2021.

(8)         None of the shares subject to this option were vested as of December 31, 2017, 25% will vest on January 9, 2018, and the remainder vest in equal increments on a monthly basis thereafter through January 9, 2021.

Employee Benefits

We provide standard employee benefits to our full- and part-time employees, including our Named Executive Officers, in the United States (in the case of part-time, those that work 30 or more hours per week), including health, disability and life insurance and a 401(k) plan as a means of attracting and retaining our executives and employees.

Tax Considerations

Our Compensation Committee considered the potential effects of Section 162(m) of the Internal Revenue Code on the 2017 compensation paid to our Named Executive Officers. Section 162(m) generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. The exemption from the deduction limit under Section 162(m) for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our “covered employees” in excess of $1 million, if any, will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Compensation Committee will continue to monitor the applicability of Section 162(m) of the Code to its ongoing compensation arrangements. In determining the form and amount of compensation for our named executive officers, the Compensation Committee may continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m), but may also look at other factors in making its decisions, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Pension Benefits

We do not maintain any defined benefit pension plans.

Non-qualified Deferred Compensation

We do not maintain any non-qualified deferred compensation plans.

Executive Employment/Severance Agreements

We extended Executive Employment Agreements to each of our Named Executive Officers in connection with their employment. The letters generally provide for at-will employment and set forth the named executive officer’s initial base salary, initial equity grant amount and eligibility for employee benefits. In addition, each of our Named Executive Officers has executed a form of our standard confidential information and invention assignment agreement. In connection with in Mr. LoPresti’s resignation from our company as our President and Chief Executive Officer, we entered into a severance agreement with Mr. LoPresti, The key terms of the Executive Employment

Agreements extended to our Named Executive Officers that continue to be in effect, and Mr. LoPresti’s severance agreement, are described below.

Kevin Conley

Mr. Conley became our President and Chief Executive Officer effective September 1, 2017. In connection with Mr. Conley’s appointment as President and Chief Executive Officer, we entered into an Executive Employment Agreement with Mr. Conley pursuant to Mr. Conley receives a base salary of $400,000 per year and be eligible for an annual target bonus equal to 65% of his annual base salary, with a guaranteed minimum of $260,000 for 2017, pro rated for the period of employment in 2017. His eligibility for such annual bonus and the amount of such annual bonus in 2018 and thereafter will be determined by the Board in its sole discretion based upon Everspin’s and Mr. Conley’s achievement of objectives and milestones to be determined on an annual basis by the Board in consultation with Mr. Conley. Mr. Conley received a one-time sign on bonus of $50,000, which he must pay back if he resigns without good reason within twelve months of his employment start date. Mr. Conley also receive options to purchase 400,000 shares of Everspin’s common stock and restricted stock units for 10,000 shares of Everspin’s common stock.

Mr. Conley’s Executive Employment Agreement provides for certain severance benefits if his employment is terminated without cause or if he resigns for good reason. If Mr. Conley’s employment is terminated without cause or he resigns for good reason, and Mr. Conley signs a liability release in favor of Everspin and allows it to become effective, Mr. Conley will be entitled to: (i) continuation payments over a twelve month severance period of his twelve month base salary; (ii) payment by Everspin of COBRA premiums to continue health insurance coverage for himself and his eligible dependents for up to twelve months; and (iii) twelve months of accelerated vesting of Mr. Conley’s equity awards. In addition, if Mr. Conley’s employment is terminated without cause or he resigns for good reason within eighteen months of certain change-in-control events, the vesting of Mr. Conley’s equity awards will be fully accelerated.

Phillip LoPresti

Mr. LoPresti’s Executive Employment Agreement became effective in April 2016. Mr. LoPresti was eligible for a target bonus in 2016 equal to 50% of his annual base salary. His eligibility for such annual bonus and the amount of such annual bonus thereafter was to be determined by our Board of Directors in its sole discretion based upon the company’s and Mr. LoPresti’s achievement of objectives and milestones to be determined on an annual basis by our board in consultation with Mr. LoPresti.

In August 2017, in connection with Mr. LoPresti’s resignation from our company as our President and Chief Executive Officer, we entered into a severance agreement pursuant to which Mr. LoPresti receives the following benefits: cash severance equal to one year’s annual base salary plus annual target bonus, pro rated for the period of employment in 2017; continued health care coverage for up to twelve months consistent with what Everspin currently provides, so long as Mr. LoPresti timely elects such continued coverage; accelerated vesting of 25,799 shares subject to outstanding stock options as though Mr. LoPresti remained an employee through August 31, 2018; and the ability to exercise all of his vested stock options for a period of twelve months following the effective date of his resignation. In addition, Mr. LoPresti agreed to provide consulting services to us from the date of his resignation through February 28, 2018, and received $10,000 per month during this period.

Annie Flaig

Ms. Flaig became our Senior Vice President of Worldwide Sales effective in May 2017. In connection with Ms. Flaig’s appointment as our Senior Vice President of Worldwide Sales, we entered into an Executive Employment Agreement with Ms. Flaig pursuant to Ms. Flaig’s base salary was $250,000 for 2017 and she was eligible for an annual target bonus for 2017 equal to 100% of her annual base salary, with a guaranteed minimum of $250,000 for 2017, pro rated for the period of employment in 2017. Her annual base salary may be adjusted annually, and her eligibility for annual bonuses and the amount of annual bonuses in 2018 and thereafter will be determined by the Board in its sole discretion. Ms. Flaig also received a one-time sign on bonus of $50,000, which she must pay back if she resigns without good reason within twelve months of her employment start date. Ms. Flaig also received options to purchase 120,000 shares of Everspin’s common stock.

Ms. Flaig’s Executive Employment Agreement provides for certain severance benefits if her employment is terminated without cause or if she resigns for good reason. If Ms. Flaig’s employment is terminated without cause or she resigns for good reason, and Ms. Flaig signs a liability release in favor of Everspin and allows it to become effective, Ms. Flaig will be entitled to: (i) continuation payments over a six month severance period of her twelve month base salary plus $50,000 (continuation payments over a twelve month severance period of her twelve month base salary if Everspin terminates her employment without cause or if she resigns for good reason within twelve months of her employment start date); (ii) payment by Everspin of COBRA premiums to continue health insurance coverage for herself and her eligible dependents for up to six months (twelve months if Everspin terminates her employment without cause or if she resigns for good reason within twelve months of her employment start date); and (iii) six months of accelerated vesting of Ms. Flaig’s equity awards (twelve months if Everspin terminates her employment without cause or if she resigns for good reason within twelve months of her employment start date). In addition, if Ms. Flaig’s employment is terminated without cause or she resigns for good reason within eighteen months of certain change-in-control events, the vesting of Ms. Flaig’s equity awards will be fully accelerated.

Patrick Patla

Mr. Patla became our Senior Vice President of Marketing effective in January 2017. In connection with Mr. Patla’s appointment as our Senior Vice President of Marketing, we entered into an Executive Employment Agreement with Mr. Patla pursuant to Mr. Patla’s base salary was $260,000 for 2017 and he was eligible for an annual target bonus for 2017 equal to 30% of his annual base salary. His annual base salary may be adjusted annually, and his eligibility for annual bonuses and the amount of annual bonuses will be determined by the Board in its sole discretion. Mr. Patla also received a one-time sign on bonus of $10,000, which he was required to pay back if he terminated his employment on or before December 16, 2017. Mr. Patla also received options to purchase 40,000 shares of Everspin’s common stock.

Mr. Patla’s Executive Employment Agreement provides for certain severance benefits if his employment is terminated without cause or if he resigns for good reason. If Mr. Patla’s employment is terminated without cause or he resigns for good reason, and Mr. Patla signs a liability release in favor of Everspin and allows it to become effective, Mr. Patla will be entitled to: (i) continuation payments over a six month severance period of his base salary; (ii) payment by Everspin of COBRA premiums to continue health insurance coverage for himself and his eligible dependents for up to six months; and (iii) six months of accelerated vesting of Mr. Patla’s equity awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of February 28, 2018, for:

•                  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•                  each Named Executive Officer;

•                  each of our directors; and

•                  all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Common stock subject to options that are currently exercisable or exercisable within 60 days of February 28, 2018, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentages of beneficial ownership of our common stock in the table is based on 16,633,638 shares of common stock issued and outstanding on February 28, 2018. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Everspin Technologies, Inc., 5670 W. Chandler Blvd, Suite 100, Chandler, Arizona 85226:

Name of Beneficial Owners	Shares Owned	Shares Exercisable Within 60 days	Total Shares Beneficially Owned	Percentage of Beneficial Ownership
5% Stockholders:
Entities affiliated with NV Partners (1)	2,260,991	—	2,260,991	13.6%
Entities affiliated with Sigma Partners (2)	1,240,366	—	1,240,366	7.5%
Entities affiliated with Lux Ventures (3)	1,015,550	—	1,015,550	6.1%
Directors and Named Executive Officers:
Kevin Conley	14,285	74,583	88,868	*
Lawrence G. Finch (4)	310,091	—	310,091	1.9%
Ron Foster	—	16,250	16,250	* %
Michael B. Gustafson	14,286	16,250	30,536	* %
Peter Hébert (5)	1,015,550	—	1,015,550	6.1%
Stephen J. Socolof (6)	2,260,991	—	2,260,991	13.6
Geoffrey R. Tate (7)	103,360	27,133	130,493	*
Phillip LoPresti	—	330,310	330,310	1.9%
Annie Flaig	—	30,000	30,000	*
Patrick Patla	—	12,500	12,500	*
All directors and executive officers as a group (14 persons) (8)	3,718,563	360,755	4,079,318	24.0%

*      Represents beneficial ownership of less than one percent of the outstanding common stock.

(1)   Based on a Schedule 13G filed with the SEC on February 14, 2017, reporting beneficial ownership as of December 31, 2016. Consists of (a) 1,966,081 shares held by NV Partners IV LP, over which NV Partners IV LP has sole voting and dispositive power, and (b) 294,910 shares held by NV Partners IV-C LP (together with NV Partners IV LP, the “NVP Funds”), over which NV Partners IV-C LP has sole voting and dispositive power. NVPG IV, LLC is the general partner of NV Partners IV LP and NV Partners IV-C LP, and has shared voting and dispositive power over all of these shares. Andrew Garman, Stephen Socolof and Thomas Uhlman are the managing members of NVPG IV, LLC, and share voting and dispositive power with respect to the shares held by such entity. The address for each of the entities affiliated with NV Partners is 430 Mountain Avenue, Suite 404, 4th Floor, Murray Hill, NJ 07974.

(2)   Based on a Schedule 13G filed with the SEC on February 9, 2017, reporting beneficial ownership as of December 31, 2016. Consists of (a) 39,224 shares held by Sigma Associates 8, L.P., (b) 12,716 shares held by Sigma Investors 8, L.P. and (c) 1,188,426 shares held by Sigma Partners 8, L.P. Each of these entities have sole voting and dispositive power over the shares held by them.  Sigma Management 8, L.L.C. is the general partner of Sigma Associates 8, L.P., Sigma Investors 8, L.P. and Sigma Partners 8, L.P., and has sole voting and investment power with respect to all of the shares, but disclaims beneficial ownership of the shares held by these entities, except to the extent of its pecuniary interests therein. The address for each of the Sigma Funds is 2105 S. Bascom Avenue, Suite 370, Campbell, CA  95008.

(3)   Based on a Schedule 13D filed with the SEC on February 8, 2017, reporting beneficial ownership as of December 31, 2016. Consists of (a) 974,678 shares held by Lux Ventures II, L.P. (“LV-II”) and (b) 40,872 shares held by Lux Ventures II Sidecar, L.P. (“Sidecar”) (together with LV-II, the “Lux Funds”). Each of the Lux Funds has sole voting and dispositive power over the shares held by the respective Lux Fund.  Lux Venture Partners II, L.P. (“LVP-II”) is the general partner of the Lux Funds. Lux Venture Associates II, LLC (“LVA-II”) is the general partner of LVP-II and Lux Capital Management, LLC (“LCM LLC”) is the sole member of LVA-II. Joshua Wolfe and Peter Hébert are the individual manager partners of LCM LLC (the “Individual Managers”). Each of LVP-II, LVA-II, LCM LLC and the Individual Managers have shared voting and dispositive power over all of the shares held by the Lux Funds. Each of these entities disclaims beneficial ownership of these shares other than for those shares which such person owns of record. The address of the principal business office for each of these entities other than Mr. Hebert is 920 Broadway, 11th Floor, NY, NY 10010. The address of the principal business office of Peter Hebert is Lux Capital Management, LLC, 1600 El Camino Real, Suite 290, Menlo Park, CA 94025.

(4)   Consists of (a) 268,130 shares of common stock held by Mr. Finch and (b) 41,961 shares of common stock held by the Lawrence G and Janice C. Finch Revocable Trust, of which Mr. Finch is a trustee. Mr. Finch shares voting and investment power with respect to such shares with Janice Finch.

(5)   Consists solely of shares held by the Lux Funds. See footnote 3 above.

(6)   Consists solely of shares held by the NVP Funds. See footnote 1 above.

(7)   Consists of (a) 27,133 shares of common stock issuable to Mr. Tate upon exercise of options exercisable within 60 days of February 28, 2018 and (b) 103,360 shares of common stock held by the Tate Family Trust Dated 9/30/98, of which Mr. Tate is a trustee. Mr. Tate shares voting and investment power with respect to such shares with Colleen Tate.

(8)   Consists of shares held by each executive officer and director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our reporting persons were made and made timely.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2017:

Number of Securities
Remaining Available for
Future Issuance Under
Equity Compensation
	Number of Securities to	Weighted-Average	Plans (Excluding
	be Issued Upon Exercise	Exercise Price of	Securities
	of Outstanding Options	Outstanding Options	reflected in Column (a))
Equity Compensation Plans	(a)	(b)	(c)
Approved by Stockholders (1)	1,593,195	$8.88	267,473
Not Approved by Stockholders	—	—	—
	1,593,195	8.88	267,473

(1)         The number of shares remaining available for future issuance includes 83,929 shares available under our 2016 Equity Incentive Plan, or 2016 Plan, and 183,544 shares available under our 2016 Employee Stock Purchase Plan, or 2016 ESPP. As of February 15, 2018, a total of 311,716 shares remained available for future issuance under the 2016 ESPP. The maximum number of shares subject to purchase rights under the 2016 ESPP is a function of stock price and total employee contributions. As such, Everspin cannot reasonably determine the number of shares subject to purchase rights as of February 15, 2018.

The number of shares of common stock reserved for issuance under the 2016 Plan automatically increases on January 1 of each year through and including January 1, 2026, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.

The number of shares of common stock reserved for issuance under the 2016 ESPP automatically increases on January 1 of each year through and including January 1, 2026, by 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2017, to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest:

Agreements with GLOBALFOUNDRIES

We have entered into a joint development agreement and a manufacturing agreement with GLOBALFOUNDRIES Inc. (GLOBALFOUNDRIES).

ST-MRAM Joint Development Agreement

On October 17, 2014, we entered into a joint development agreement with GLOBALFOUNDRIES for the joint development of our ST-MRAM technology. The term of the agreement is the later of four years from the effective date or until the completion, termination, or expiration of the last statement of work entered into pursuant the joint development agreement.

The joint development agreement also states that the specific terms and conditions for the production and supply of the developed MRAM technology would be pursuant to a separate manufacturing agreement entered into between the parties. See “—ST-MRAM Manufacturing Agreement” below.

Under the joint development agreement, each party granted licenses to its relevant intellectual property to the other party. For certain jointly developed works, the parties have agreed to follow an invention allocation procedure to determine ownership. In addition, GLOBALFOUNDRIES possesses the exclusive right to manufacture our discrete and embedded spin torque MRAM devices developed pursuant to the agreement until the earlier of three years after the qualification of the MRAM device for a particular technology node or four years after the completion of the relevant statement of work under which the device was developed. For the same exclusivity period associated with the relevant device, GLOBALFOUNDRIES agreed not to license intellectual property developed in connection with the agreement to named competitors of ours.

Generally, unless otherwise specified in the agreement or a statement of work, we and GLOBALFOUNDRIES share defined project costs equally under the joint development agreement. If GLOBALFOUNDRIES manufactures, sells or transfers wafers containing production qualified MRAM devices that utilized certain Everspin design information to its customers, GLOBALFOUNDRIES will pay royalties to us for each such wafer transferred or sold to a customer.

Except for breaches of confidentiality provisions and each party’s indemnification obligations to one another under the agreement, liability under the agreement is capped at a range depending on project costs and royalty amounts. Either party may terminate the agreement if the other party materially breaches a term of the agreement, and fails to remedy the breach after receiving notice from the non-breaching party. If a party terminates the manufacturing agreement for material breach in accordance with its terms, that party may also terminate the joint development agreement.

On May 27, 2016, we entered into an amendment to the joint development agreement to modify the payment schedule and to clarify our payment obligations for certain past project costs. Under the amendment, GLOBALFOUNDRIES may terminate the joint development agreement with us if we materially breach a term of the agreement, such as, but not limited to, by our failing to pay any undisputed sum which has been outstanding for 45 or more days from the date of invoice, and fail to remedy the breach within 60 days after receiving notice from GLOBALFOUNDRIES, or if we failed to pay project costs by December 15, 2016. Such project costs were paid in December 2016.

ST-MRAM Manufacturing Agreement

On October 23, 2014, we entered into a manufacturing agreement with GLOBALFOUNDRIES Singapore Pte. Ltd. that sets forth the specific terms and conditions for the production and supply of wafers manufactured using our spin torque MRAM technology developed under the joint development agreement with GLOBALFOUNDRIES. Pursuant to that joint development agreement, GLOBALFOUNDRIES possesses certain exclusive rights to manufacture such wafers for our discrete and embedded spin torque MRAM devices. Our manufacturing agreement with GLOBALFOUNDRIES includes a customary forecast and ordering mechanism for the supply of certain of our wafers, and we are obligated to order and pay for, and GLOBALFOUNDRIES is obligated to supply, wafers consistent with the binding portion of our forecast. GLOBALFOUNDRIES also has the ability to discontinue its manufacture of any of our wafers upon due notice and completion of the notice period. The initial term of the manufacturing agreement is for three years, which automatically renews for successive one year periods thereafter unless either party provides sufficient advance notice of non-renewal.

Except for breaches of confidentiality provisions and each party’s indemnification obligations to one another under the agreement, liability under the agreement is capped at the lesser of a set amount or the total purchase price received by GLOBALFOUNDRIES from us in the twelve months immediately preceding the claim for the specific product that caused the damages. Either party may terminate the agreement if the other party materially breaches a term of the agreement, and fails to remedy the breach after receiving notice from the non-breaching party. GLOBALFOUNDRIES may terminate the agreement if we fail to pay any undisputed sum which has been outstanding for sixty or more days from the date of invoice.

Director and Executive Compensation Arrangements

Compensation arrangements for our directors and NEOs are described in this proxy statement under the sections titled “Compensation of Non-Employee Board Members” and “Executive Compensation.”

Indemnification Agreements

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and certain employees. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

Employment Arrangements

We have extended offer letters to our executive officers in connection with their employment as described in greater detail in the section of this proxy statement titled “Executive Compensation.”

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar or related transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

In considering related-person transactions, our audit committee (or other independent body of our Board of Directors) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND AVAILABLE INFORMATION

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Everspin stockholders will be “householding” our proxy materials, including the Notice. A single Notice and, if applicable, a single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker or direct your written or oral request to Computershare, Inc., 211 Quality Circle, Suite 210, College Station, TX 77845, telephone number 800-736-3001. You may also direct a written or oral request for the separate Notice and, if applicable, other proxy materials to: Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd, Suite 100, Chandler, Arizona 85226, telephone number (480) 347-1111. Upon receipt of a written or oral request as set forth above, we will promptly deliver to you a separate Notice and if applicable, other proxy materials. Stockholders who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address and would like to request “householding” of their communications should contact their broker or Computershare Investor Services.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Jeffrey Winzeler
Jeffrey Winzeler
Chief Financial Officer and Secretary

April 9, 2018

A copy of Everspin’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016, is available without charge upon written request to: Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd, Suite 100, Chandler, Arizona 85226.

Appendix A

EVERSPIN TECHNOLOGIES, INC.

AMENDED AND RESTATED

2016 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 25, 2016

APPROVED BY THE STOCKHOLDERS: SEPTEMBER 20, 2016

IPO DATE: OCTOBER 7, 2016

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: April 6, 2018

APPROVED BY THE STOCKHOLDERS: [MAY 21], 2018

1.                                      GENERAL.

(a)                                 Purpose. The Plan, through the grant of Stock Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

(b)                                 Eligible Stock Award Recipients. Employees, Directors and Consultants are eligible to receive Stock Awards.

(c)                                  Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

2.                                      ADMINISTRATION.

(a)                                 Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)                                 Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine: (A) who will be granted Stock Awards; (B) when and how each Stock Award will be granted; (C) what type of Stock Award will be granted; (D) the provisions of each Stock Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Stock Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Stock Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)                                To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Stock Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Stock Award fully effective.

(iii)                            To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv)                             To accelerate, in whole or in part, the time at which an Stock Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)                                 To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Stock Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Stock Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi)                             To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Stock Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Stock Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Stock Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Stock Award without the Participant’s written consent.

(vii)                         To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(viii)                     To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Stock Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent (A) to maintain the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Stock Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)                             Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(x)                                 To adopt such rules, procedures and sub-plans related to the operation and administration of the Plan as are necessary or appropriate under local laws and regulations to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Stock Award Agreement that are made to ensure or facilitate compliance with the laws or regulations of the relevant foreign jurisdiction).

(xi)                             To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)                                  Delegation to Committee.

(i)                                    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in

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connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)                                Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(iii)                            Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(t)(iii) below.

(iv)                             Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.                                      SHARES SUBJECT TO THE PLAN.

(a)                                 Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 1,959,510, which comprises (i) 500,000 shares originally approved as of the Effective Date plus (ii) 759,460 new shares added pursuant to the provisions of the next paragraph that collectively occurred on January 1, 2017, and January 1, 2018, plus (iii) 700,000 shares added in 2018 (collectively, the “Share Reserve”).

In addition, the Share Reserve will automatically increase on the first day of each fiscal year, for a period of not more than ten years from the date the Plan is approved by the stockholders of the Company, commencing on January 1 in the calendar year following the calendar year in which the IPO Date occurs and ending on (and including) January 1, 2026, (which increases on January 1, 2017, and January 1, 2018, are already reflected in the previous paragraph) in an amount equal to 3% of the total number of shares of Capital Stock outstanding on the last day of the calendar month prior to the date of such automatic increase. Notwithstanding the foregoing, the Board may act prior to the first day of a given fiscal year to provide that there will be no increase in the Share Reserve for such fiscal year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)                                 Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company

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because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)                                  Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 500,000 shares of Common Stock.

(d)                                 Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $3,000,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $5,000,000. The Board may make exceptions to the applicable limit in this Section 3(e) for individual Non-Employee Directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(e)                                  Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.                                      ELIGIBILITY.

(a)                                 Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or a “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)                                 Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.                                      PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following provisions:

(a)                                 Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Stock Award Agreement.

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(b)                                 Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Stock Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Stock Award if such Stock Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)                                  Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)                                    by cash, check, bank draft or money order payable to the Company;

(ii)                                pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)                            by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)                             if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)                                 in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Stock Award Agreement.

(d)                                 Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Award Agreement evidencing such SAR.

(e)                                  Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)                                    Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the

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lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)                                Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2) or comparable local law. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)                            Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company (or a third party designated by the Company, each a “Company Designee”), in a form approved by the Company (or a Company Designee), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate or the Participant’s legal heirs will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)                                   Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)                                 Termination of Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Stock Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date 3 months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)                                 Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

(i)                                    Disability of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the

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Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)                                    Death of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (x) in its entirety including shares that the Participant was not otherwise entitled to exercise as of the date of termination of Continuous Service in the event of a termination under (i) above, or (y) to the extent the Participant was entitled to exercise such Option or SAR as of the date of death in the event of a termination under (ii) above by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)                                 Termination for Cause. Except as explicitly provided otherwise in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.

(l)                                    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Stock Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.                                      PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)                                 Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

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(i)                                    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)                                Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)                            Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)                             Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)                                 Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)                                 Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)                                Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)                            Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)                             Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)                                 Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

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(vi)                             Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)                                  Performance Awards.

(i)                                    Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Stock Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)                                Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.

(d)                                 Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.                                      COVENANTS OF THE COMPANY.

(a)                                 Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)                                 Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Stock Award or the subsequent issuance of cash or Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable law.

(c)                                  No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment of such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Stock Award to the holder of such Stock Award.

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8.                                      MISCELLANEOUS.

(a)                                 Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b)                                 Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of an Stock Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement or related grant documents as a result of a clerical error in the papering of the Stock Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Stock Award Agreement or related grant documents.

(c)                                  Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d)                                 No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.

(e)                                  Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Stock Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Stock Award that is scheduled to vest or become payable after the date of such change in time schedule applicable to such Stock Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Stock Award that is so reduced or extended.

(f)                                   Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds US$100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)                                 Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by

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counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)                                 Withholding Obligations. Unless prohibited by the terms of an Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Stock Award by any of the following means or by a combination of such means through the Company or a Company Designee: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding such amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

(i)                                    Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)                                    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)                                 Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Stock Award Agreement, the Plan and Stock Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Stock Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Stock Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Stock Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Stock Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Stock Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Stock Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)                                    Clawback/Recovery. All Stock Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Stock Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No

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recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.                                      ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)                                 Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)                                 Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)                                  Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. Except as otherwise stated in the Stock Award Agreement, in the event of a Transaction, then, notwithstanding any other provision of the Plan, each Stock Award shall terminate and be cancelled to the extent not vested or exercised prior to the effective time of the Transaction unless the Board elects to take one or more of the following actions with respect to such Stock Award:

(i)                                    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii)                                arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)                            accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv)                             arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)                                 cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, and pay such cash consideration or no consideration as the Board, in its sole discretion, may consider appropriate; and

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(vi)                             make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero (US$0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)                                 Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.                               PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.                               EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan will come into existence on the Adoption Date; provided, however, that no Stock Award may be granted prior to the IPO Date. In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12.                               CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.                               DEFINITIONS.  As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)                                 “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(d)                                 “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board

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Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(e)                                  “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States, any state thereof, or any applicable foreign jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or any Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(f)                                   “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)                                there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;

(iii)                            there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or

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other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or

(iv)                             the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(g)                                 “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h)                                 “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i)                                    “Common Stock” means, as of the IPO Date, the common stock of the Company, having one vote per share.

(j)                                    “Company” means Everspin Technologies, Inc., a Delaware corporation.

(k)                                 “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(l)                                    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

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(m)                             “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)                                a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii)                            a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                             a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n)                                 “Director” means a member of the Board.

(o)                                 “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(p)                                 “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(q)                                 “Entity” means a corporation, partnership, limited liability company or other entity.

(r)                                  “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s)                                   “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the IPO Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(t)                                    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)                                Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

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(iii)                            In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(u)                                 “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(v)                                 “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(w)                               “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x)                                 “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(y)                                 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(z)                                  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa)                          “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(bb)                          “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc)                            “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(dd)                          “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ee)                            “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ff)                              “Participant” means a person to whom an Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(gg)                          “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements

17

and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxix) stockholders’ equity; (xxx) capital expenditures; (xxxi) debt levels; (xxxii) operating profit or net operating profit; (xxxiii) workforce diversity; (xxxiv) growth of net income or operating income; (xxxv) billings; (xxxvi) bookings; (xxxvii) employee retention; (xxxviii) user satisfaction; (xxxix) the number of users, including but not limited to unique users; (xl) budget management; (xli) partner satisfaction; (xlii) entry into or completion of strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (xliii)  other measures of performance selected by the Board.

(hh)                          “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Stock Award Agreement at the time the Stock Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effects of any other item of unusual, non-recurring gain or loss; and (13) to exclude the effects of entering into or achieving milestones involved in licensing arrangements. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.

(ii)                                “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(jj)                                “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(kk)                          “Plan” means this Everspin Technologies, Inc. 2016 Equity Incentive Plan.

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(ll)                                “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(mm)                  “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(nn)                          “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(oo)                          “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(pp)                          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(qq)                          “Securities Act” means the U.S. Securities Act of 1933, as amended.

(rr)                            “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ss)                              “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(tt)                                “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(uu)                          “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(vv)                          “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ww)                      “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(xx)                          “Transaction” means a Corporate Transaction or a Change in Control.

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EVERSPIN TECHNOLOGIES, INC.
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	For	Withhold	For All
	All	All	Except

The Board of Directors recommends you vote FOR all nominees and FOR Proposal 2 and 3.	☐	☐	☐

1. Election of Directors

Nominees
01 Kevin Conley
02 Lawrence G. Finch
03 Ron Foster
04 Michael B. Gustafson
05 Peter Hébert
06 Stephen J. Socolof
07 Geoffrey R. Tate

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

3. Approval of the Everspin Technologies, Inc. 2016 Amended and Restated Equity Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Directions to the Annual Meeting and vote on person may be found in the proxy statement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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EVERSPIN TECHNOLOGIES, INC.

Annual Meeting of Stockholders

May 21, 2018, 5:00 PM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kevin Conley and Jeffrey Winzeler, and each of them, as attorneys and proxies  of  the  undersigned,  with  full  power  of  substitution,  to  vote  all  of  the  shares  of  stock  of  Everspin Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Everspin Technologies, Inc. to be held at 5670 W Chandler Blvd, Suite 100, Chandler, Arizona 85226, on Monday, May 21, 2018, at 5:00 p.m., Mountain Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side